UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         March 8, 2018

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events.

On March 8, 2018, Las Vegas Sands Corp. (the “Company”) and certain of its subsidiaries entered into a purchase and sale agreement under which PCI Gaming Authority, an unincorporated, chartered instrumentality of the Poarch Band of Creek Indians (“PCI”), will acquire the Sands Bethlehem property in Pennsylvania for a total enterprise value of $1.30 billion. The closing of the transaction is subject to regulatory review and other customary closing conditions.

On March 8, 2018, the Company issued a press release announcing the transaction. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release, dated March 8, 2018

INDEX TO EXHIBITS

99.1	Press release, dated March 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2018

LAS VEGAS SANDS CORP.
By:	/s/ Lawrence A. Jacobs
Name: Lawrence A. Jacobs Title: Executive Vice President and Global General Counsel